SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

October 13, 2010

Date of Report (Date of Earliest Event Reported)

DUPONT FABROS TECHNOLOGY, INC.

DUPONT FABROS TECHNOLOGY, L.P.

(Exact Name of Registrant as Specified in Its Charter)

Maryland (DuPont Fabros Technology, Inc.) Maryland (DuPont Fabros Technology, L.P.)	001-33748	20-8718331 26-0559473
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1212 New York Avenue, N.W., Suite 900

Washington, D.C. 20005

(Address of Principal Executive Offices) (Zip Code)

(202) 728-0044

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule l4a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule l4d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule l3e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On October 13, 2010, DuPont Fabros Technology, Inc. (the “Company”), as the sole general partner of DuPont Fabros Technology, L.P., the Company’s majority-owned operating partnership (the “Partnership”), executed Amendment No. 2 to the Amended and Restated Agreement of Limited Partnership of DuPont Fabros Technology, L.P. (the “Amendment”). The Amendment designated and authorized the issuance of 8,050,000 of the Partnership’s 7.875% Series A Preferred Partnership Units, with a liquidation preference $25.00 per Series A Preferred Partnership Unit (the “Series A Preferred Units”), to the Company as the general partner of the Partnership. The Series A Preferred Units have economic terms that are substantially similar to the Company’s 7.875% Series A Cumulative Redeemable Perpetual Preferred Stock (liquidation preference $25.00 per share, par value $0.001 per share) (the “Series A Preferred Stock”). As disclosed in the Company’s Current Report on Form 8-K dated October 13, 2010, the Company consummated an offering of 7,000,000 shares of Series A Preferred Stock on October 13, 2010 in an underwritten public offering (the “Series A Preferred Stock Offering”).

The Series A Preferred Units will rank, with respect to rights to receive distributions and to participate in distributions or payments upon liquidation, dissolution or winding up of the Partnership, senior to the common units of limited partnership interest of the Company, on parity with other partnership units of the Partnership, the terms of which place them on parity with the Series A Preferred Units, and junior to all partnership units of the Partnership the terms of which specifically provide that such partnership units rank senior to the Series A Preferred Units.

A copy of the Amendment is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference. The summary set forth above is qualified in its entirety by reference to Exhibit 10.1.

Item 3.02. Unregistered Sales of Equity Securities.

In connection with the closing of the Series A Preferred Stock Offering on October 13, 2010, the Company contributed the net offering proceeds to the Partnership in exchange for 7,000,000 Series A Preferred Units. The issuance of the Series A Preferred Units by the Partnership to the Company is exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Company has filed Articles Supplementary classifying 8,050,000 shares of the Company’s authorized preferred stock as Series A Preferred Stock with the Maryland State Department of Assessments and Taxation (the “Articles Supplementary”). The Articles Supplementary became effective on October 13, 2010. A description of the material terms of the Series A Preferred Stock, as contained within the Articles Supplementary, is set forth below:

Issuer:	DuPont Fabros Technology, Inc.

Number of Series A Preferred Shares Classified:	8,050,000

Maturity:	Perpetual

Liquidation Preference:	$25 per share plus accrued and unpaid dividends

Dividend:	7.875% per annum (or $1.96875 per share), accruing from October 13, 2010

Step-Up Dividend:	11.875% per annum (or $2.96875 per share) upon a change of control if shares are not listed

Dividend Payment Dates:	January 15, April 15, July 15 and October 15 beginning January 15, 2011

Optional Redemption:	On and after October 15, 2015, redeemable in whole or in part at a redemption price equal to $25 per share plus any accrued and unpaid dividends

Special Optional Redemption:	If at any time following a change of control the shares are not listed, redeemable in whole but not in part, within 90 days after the first date on which both the change of control has occurred and the shares are not so listed or quoted, for cash at $25 per share, plus accrued and unpaid dividends (whether or not declared) to, but not including, the redemption date.

The summary set forth above is qualified in its entirety by reference to the copy of the Articles Supplementary included as an exhibit to the Company’s Registration Statement on Form 8-A filed with the U.S. Securities and Exchange Commission on October 18, 2010.

* * *

This Current Report on Form 8-K is being filed or furnished, as applicable, on behalf of the Company and the Partnership to the extent applicable to either or both registrants. Certain of the events disclosed in the items covered by this Current Report on Form 8-K may apply to the Company only, the Partnership only or both the Company and the Partnership, as applicable.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Articles Supplementary designating DuPont Fabros Technology, Inc.’s 7.875% Series A Cumulative Redeemable Perpetual Preferred Stock, liquidation preference $25.00 per share, par value $0.001 per share (incorporated by reference to Exhibit 3.2 to the Company’s Form 8-A filed on October 18, 2010)

10.1*	Amendment No. 2 to Amended and Restated Agreement of Limited Partnership of DuPont Fabros Technology, L.P.

*	Filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUPONT FABROS TECHNOLOGY, INC.

October 19, 2010	/s/ Richard A. Montfort, Jr.
Richard A. Montfort, Jr.
General Counsel and Secretary

DUPONT FABROS TECHNOLOGY, L.P.

By: DuPont Fabros Technology, Inc., its sole general partner

October 19, 2010	/s/ Richard A. Montfort, Jr.
Richard A. Montfort, Jr.
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.1	Articles Supplementary designating DuPont Fabros Technology, Inc.’s 7.875% Series A Cumulative Redeemable Perpetual Preferred Stock, liquidation preference $25.00 per share, par value $0.001 per share (incorporated by reference to Exhibit 3.2 to the Company’s Form 8-A filed on October 18, 2010)

10.1*	Amendment No. 2 to Amended and Restated Agreement of Limited Partnership of DuPont Fabros Technology, L.P.

*	Filed herewith